UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2025

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102
Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each ten warrants exercisable for one share of Voting Common Stock at an exercise price of $115.00	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2025, Jasper Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC as the representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of (i) an aggregate of 11,670,707 shares of the Company’s voting common stock (“Common Stock”) and accompanying warrants (the “Common Warrants”) to purchase up to an aggregate of 11,670,707 shares of Common Stock and (ii) pre-funded warrants to purchase up to an aggregate of 675,000 shares of Common Stock (the “Pre-Funded Warrants”) and accompanying Common Warrants to purchase up to an aggregate of 675,000 shares of Common Stock. The public offering price is $2.43 per share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock and the Underwriters have agreed to purchase the shares of Common Stock and accompanying Common Warrants pursuant to the Underwriting Agreement at a price of $2.2842 per share of Common Stock and accompanying Common Warrant. The public offering price is $2.4299 per share of Common Stock underlying each Pre-Funded Warrant and accompanying Common Warrant to purchase one share of Common Stock, which represents the per-share offering price per share of Common Stock and accompanying Common Warrant in the Offering, less the $0.0001 exercise price for each Pre-Funded Warrant, and the Underwriters have agreed to purchase the Pre-Funded Warrants and accompanying Common Warrants pursuant to the Underwriting Agreement at a price of $2.2841 per share of Common Stock underlying each Pre-Funded Warrant and accompanying Common Warrant to purchase one share of Common Stock.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-285914), previously filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2025, and declared effective on March 26, 2025, and a prospectus supplement dated September 18, 2025.

The exercise price of each Pre-Funded Warrant is $0.0001. Each Pre-Funded Warrant is exercisable at any time after the date of issuance, and will expire on the date it is exercised in full. The Pre-Funded Warrants may be exercised by means of cash or the holder may elect to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants. However, a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99% or 19.99%) of the number of issued and outstanding shares of Common Stock following such exercise. However, any holder of a Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that the holder shall provide written notice at least 61 days’ prior written notice to the Company prior to the date such increase shall be effective.

The exercise price of each Common Warrant is $2.92. Each Common Warrant is exercisable commencing on the six month anniversary of the date of issuance and thereafter for a period of four years. The Common Warrants may be exercised by means of cash or the holder may elect to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants. However, a holder will not be entitled to exercise any portion of any Common Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99% or 19.99%) of the number of issued and outstanding shares of Common Stock following such exercise. However, any holder of a Common Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that the holder shall provide written notice at least 61 days’ prior written notice to the Company prior to the date such increase shall be effective.

Gross proceeds from the Offering will be approximately $30.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to for continued advancement of its preclinical and clinical development programs of briquilimab in mast-cell driven diseases, as well as for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. The purchase and sale of the shares of Common Stock, Pre-Funded Warrants and Common Warrants, and the closing of the Offering, are expected to take place on or about September 22, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers has entered into “lock-up” agreements with TD Securities (USA) LLC, which generally prohibit, without the prior written consent of TD Securities (USA) LLC and subject to certain exceptions, the sale, transfer or other disposition of securities of the Company prior to December 18, 2025.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Underwriting Agreement, the Pre-Funded Warrants and the Common Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the Underwriting Agreement and forms of Pre-Funded Warrant and Common Warrant, which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. A copy of the opinion of Paul Hastings LLP, counsel to the Company, relating to the validity of the shares of Common Stock, the Pre-Funded Warrants and the Common Warrants to be issued in the Offering and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants is filed herewith as Exhibit 5.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the anticipated use of proceeds from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing the Offering on a timely basis or at all, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01. Other Events.

On September 18, 2025, the Company provided the following corporate update on the ongoing investigation into the confounded efficacy results reported in July 2025 from the 240mg Q8W and the 240mg followed by 180mg Q8W cohorts of the BEACON study in Chronic Spontaneous Urticaria (“CSU”):

Based on the work conducted to date, the Company believes the anomalous efficacy results in these two cohorts do not appear to be related to drug substance (“DS”) or drug product (“DP”) manufacturing or distribution processes. This conclusion reflects, among other factors:

●	a comprehensive review of manufacturing and distribution records;

●	robust testing of multiple lots across the manufacturing and clinical supply chain;

●	independent, blinded testing of returned drug product samples from trial sites; and

●	review of stability samples from the lots used in the two cohorts compared against other lots.

With no evidence of DS or DP issues, the ongoing investigation is now focused on clinical site activity, including:

●	patient selection and enrollment processes;

●	investigational product handling and administration at the site level;

●	drug delivery methods (for example, injection site, needle and injection media); and

●	additional patient- and site-level data review.

The Company continues to expect to complete the investigation in the fourth quarter of 2025, supported by a key opinion leader panel that will review findings and provide clinical and chemistry, manufacturing and controls recommendations for integration into the planned Phase 2b CSU study.

On September 18, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the investigation into clinical site activity will provide any conclusive information or insights into the confounded efficacy results reported in July 2025 from the BEACON study. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated as of September 18, 2025, by and between Jasper Therapeutics, Inc. and TD Securities (USA) LLC

4.1	Form of Pre-Funded Warrant to Purchase Common Stock.

4.2	Form of Common Warrant.

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 18, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: September 19, 2025	By:	/s/ Herb Cross
		Name:	Herb Cross
		Title:	Chief Financial Officer